Exhibit H

                             Cinergy Services, Inc.
                               Chart of Accounts

            Proposed Examples of Changes to Account Rollup Structure


                     SEC "PUHCA" Reporting (1)       FERC Reporting         (2)
                     -----------------------------   --------------------------
                          Current      Proposed           Current     Proposed
                          Method       Method             Method      Method
                     -----------------------------   --------------------------

Employee working in the Administrative & General Function
    Accounting Employee
Labor                      920          920                920         920
Supplies                   921          921                921         921
Outside Services           923          923                923         923


Employee working in the Marketing & Customer Relations Function
     Call Center Employee
Labor                      920          903                903         903
Supplies                   921          903                903         903
Outside Services           923          903                903         903


Employee working in the Transmission and Distribution Engineering & Construction Function
     Transmission Supervisory Employee
Labor                      920          568                568         568
Supplies                   921          568                568         568
Outside Services           923          568                568         568

Employee working in the Meters & Transportation Function
     Electric Meter Shop Employee
Labor                      920          586                586         586
Supplies                   921          586                586         586
Outside Services           923          586                586         586




(1) As filed with the SEC pursuant to the Public Utility Holding Company Act of 1935, as amended on Form U-13-60 - Annual Report for Subsidiary Service Companies (2) As filed with the FERC pursuant to the Federal Energy Regulatory Commission on Form 1 - Annual Report of Major electric utilities, licensees and others (e.g., The Cincinnati Gas & Electric Company, PSI Energy, Inc. and The Union Light, Heat and Power Company).